U.S. WIRELESS CORPORATION
                                2303 Camino Ramon
                               San Ramon CA 94583


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To
                           Be Held on January 22, 1999


To the Shareholders of:
 U.S. WIRELESS CORPORATION

         NOTICE IS HEREBY GIVEN that an annual meeting of Shareholders of U.S. WIRELESS CORPORATION (the "Corporation") will be held at the Corporation's offices located at 2303 Camino Ramon, San Ramon, California, on January 22, 1999, at 10:00 a.m. Pacific time, for the following purposes:

     1. To elect four (4) Directors to the Corporation's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; and

     2. To transact such other business as properly may be brought before the meeting or an adjournment thereof.

         The close of business on November 25, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy automatically will be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Shareholders.

                                              By order of the Board of Directors

                                                     David S. Klarman, Secretary

Dated: December 31, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            U.S. WIRELESS CORPORATION
                                2303 Camino Ramon
                               San Ramon CA 94583

                                 PROXY STATEMENT

                                       FOR

                         Annual Meeting of Stockholders
                         To Be Held on January 22, 1999


         This proxy statement and the accompanying form of proxy were mailed on December 31, 1998 to the stockholders of record (as of November 25, 1998) of U.S. Wireless Corporation, a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting to be held on January 22, 1999 and at any adjournment thereof.

                SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

           Shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the election of four (4) persons nominated by the Board of Directors as directors.

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Corporation, either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock present, in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the Directors. A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

          The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its Executive Officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The Company's Annual Report for the fiscal year ended March 31, 1998 including audited financial statements is annexed hereto. The Company's quarterly report on form 10-QSB for the quarter ended September 30, 1998, accompanies this proxy statement.

         The principal executive offices of the Corporation are located at 2303 Camino Ramon, San Ramon CA 94583; the Corporation's telephone number is (925) 327-6200.

Independent Public Accountants

         The Board of Directors of the Corporation has selected Haskell & White LLP, Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending March 31, 1999. Shareholders are not being asked to approve such selection because such approval is not required. The audit services provided by Haskell & White LLP consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Haskell & White LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.


                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the meeting are the Common Stock, par value $.01 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The close of business on November 25, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. At that date, 13,556,188 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

         The following table sets forth information as of September 30, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Corporation to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group.



                                        2


--------------------------------------------------------------------------------------------------------------------------

Name and  Address                               Amount and Nature of                   % of outstanding
of Beneficial Owner                             Beneficial Ownership (1)               shares owned (2)
--------------------------------------------------------------------------------------------------------------------------
Dr. Oliver Hilsenrath (3)
c/o U.S. Wireless Corp.                                 5,732,880                                   43.0%
2303 Camino Ramon, Suite 213
San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
David Tamir (4)
c/o U.S. Wireless Corp.                                     66,667                                     *
2303 Camino Ramon, Suite 213
San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
Barry West (5)
c/o U.S. Wireless Corp.                                          --                                    *
2303 Camino Ramon, Suite 213
San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
Dennis Francis (6)
c/o U.S. Wireless Corp.                                     50,000                                     *
2303 Camino Ramon, Suite 213
San Ramon, CA 94583
--------------------------------------------------------------------------------------------------------------------------
Janvrin Holdings Limited(7)
Jardine House                                              918,000                                   7.8%
1 Wesley Street
St. Helier, Jersey JE4 8UD
--------------------------------------------------------------------------------------------------------------------------
Officers and Directors as a group
(4 persons) (3)-(6)(8)                                  6,921,647                                  44.7%
--------------------------------------------------------------------------------------------------------------------------

-------------------
*Less than 1%.

     (1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or group

     (2) The "Percentage Beneficially Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Common Stock of the Corporation, and (ii) the number of shares of Common Stock that such person has the right to acquire within 60 days, whether by exercise of options or warrants. The "Percentage Beneficially Owned" does not reflect shares beneficially owned by virtue of the right of any person, other than the person named and affiliates of the person, to acquire them within 60 days, whether by exercise of options or warrants.

     (3) Includes 1,500,000 shares of Common Stock, issuable upon the exercise of an option granted pursuant to Dr. Hilsenrath's employment agreement and 1,982,880 shares issued in connection with the Labyrinth merger, of which 1,586,304 are not vested and subject to a vesting schedule. See "Certain Relations and Related Transactions - Merger of Labyrinth."

     (4) Includes shares issuable upon the exercise of options currently vested and exercisable, equal to 2/3 of the shares underlying the option granted. The options vest at 1/3 intervals per year.

     (5) Does not include 100,000 shares issuable upon the grant of an option which option vests at the rate of 1/3 per annum, no portion of which has vested.

     (6) Represents shares issuable upon the exercise of options currently vested and exercisable.

     (7) Includes 183,600 shares which have vested and 734,400 shares subject to a vesting schedule in connection with the Labyrinth merger. See "Certain Relations and Related Transactions - Merger of Labyrinth."

     (8)  Includes  shares  owned,   including  shares  subject  to  vesting  in
accordance with the Labyrinth merger and shares underlying vested options granted to all officers and directors of the Company. Certain Reports

     No person, who during the fiscal year ended March 31, 1998 was a Director, Officer, or beneficial owner of more than ten percent of the Corporation's Common Stock (which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person"), failed to file on a timely basis reports required by
Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Corporation of (i) Forms 3 and 4 during the most recent fiscal year as furnished to the Corporation under Rule 16a-3(d) under the Act; (ii) Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year; and (iii) any representation received by the Corporation from any reporting person that no Form 5 is required, except as described herein.

     It is expected that the following will be considered at the meeting and that action will be taken thereon:

                            I. ELECTION OF DIRECTORS

     The Board of Directors currently consists of four members elected for a term of one year or until their successors are duly elected and qualified.

          An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth, as of September 30, 1998, the four nominees for election as Directors of the Corporation:

                                    Position with Corporation;                                  Director
Name                                Principal Occupation and Age                                 Since

Dr. Oliver Hilsenrath1,2            President, CEO and Director; 41                               1996

Barry West1                         Director; 53                                                  1998

Dennis Francis1,2                   Director, 47                                                  1997

David Tamir2                        Director, 54                                                  1996

-----------------------------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee

     The Directors of the Corporation are elected annually by the stockholders, and the Officers of the Corporation are appointed annually by the Board of Directors. Vacancies on the Board of Directors may be filled by the remaining Directors. Each current Director and Officer will hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

     Dr. Oliver Hilsenrath has served as President, Chief Executive Officer and Director of the Company since July 31, 1996. Since their inceptions, Dr. Hilsenrath was a co-founder and served from 1992 through 1996 as Senior Vice President of Technology of Geotek Communications, Inc., an international wireless carrier with networks in the United States, United Kingdom and Germany. Prior to that, Dr. Hilsenrath served as Chief Engineer of the secure communications division of RAFAEL, Israel. Dr. Hilsenrath received his Ph.D. in information theory from Technion - Polytechnical Institute of Israel and has worked in the wireless communications industry for 20 years.

     Barry West has served as a Director of the Company since May 1998. Since March 1996 Mr. West has served as Vice President and Chief Technology Officer of Nextel communications, Inc. Prior to that, Mr. West served in various senior positions with British Telecom for more than five years, most recently as Director of Value-Added Services and Corporate Marketing at Cellnet, a cellular communications subsidiary of British Telecom.

     Dennis  Francis  was  elected  to the  Company's  Board in  December  1997.
Previously, he served as a consultant to the Company since December 1996, providing technical support services. Mr. Francis also served for over five years as Executive Vice President and Chief Technology Officer of Vanguard Cellular Systems, Inc., a cellular communications service provider. Mr. Francis is the current chairman of the Nortel Technology Officers Council and has served on the CTIA Chief Technology Officers Council for four years. Mr. Francis graduated from the University of Texas at Arlington, Texas with a B.S. in Industrial Engineering.

     David Tamir has served as a Director of the Company since August 1996. Since April, 1996 he has been the President and CEO of Nanomotion, an Israeli-based company that has developed piezo ceramic, ultra-sonic motors. From July 1992 to January, 1996, Mr. Tamir was General Manager of Power Spectrum Technologies Limited, a subsidiary of Geotek Communications, Inc. From 1990 to 1992, Mr. Tamir was a representative of RAFAEL (the Israeli Ministery of Defence), in Washington D. C. Mr. Tamir holds BS and MS degrees in Electrical Engineering from Technion - Polytechnical Institute of Israel and an MBA degree from The Hebrew University, in Jerusalem.

     All Directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Vacancies on the Board of Directors may be filled by the remaining Directors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. As permitted under Delaware Corporation Law, the Company's certificate of incorporation eliminates the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's certificate of incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation. In addition, the Company has executed indemnification agreements with all officers and directors providing indemnification to the fullest extent of the law.

Board Meetings, Committees, and Compensation

     During the fiscal year ended March 31, 1998, there were 2 meetings of the Board of Directors was held by telephonic conference. Action was taken on ten
(10) occasions by unanimous written consents of the Board of Directors which consents were obtained in lieu of meetings. The Corporation does not pay its Directors for attendance at meetings of the Board of Directors.

     The Board of Directors recommends that you vote "FOR" the nominees for Directors.

                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, or paid by the Corporation during the years ended March 31, 1997 and 1998 to each of the named executive officers of the Corporation.

                           Summary Compensation Table

                               Annual Compensation
(a)                                          (b)              (c)               (d)              (e)                     (f)
Name and Principal                                                                              Options/           Other Annual
Position                                   Year(1)            Salary($)        Bonus($)          SARS              Compensation
Dr. Oliver Hilsenrath                       1998              160,000            -                 -                 $7,600(4)
President and                               1997              106,667(2)         -             1,500,000(3)          $5,572(4)
Chief Executive Officer

David Klarman                               1998              120,000            -                  -                      -
Vice President,                             1997               70,000(2)         -               150,000(3)                -
General Counsel and Secretary

Dr. Mati Wax                                1998              100,000            -                   -                     -
Chief Technology Officer                    1997               66,667(2)         -                100,000(3)               -

Abraham Bar                                 1998              100,000 (5)        -                100,000(3)                -
Vice President                              1997              100,000            -                   -                      -
of Hardware

Ravi Rajapakse                              1998              100,000            -                 100,000(3)               -
Vice President                              1997               90,000(6)         -                    -                     -
of Software Design
------------------------------------------------

(footnotes from previous page)

     (1) No compensation was paid to any officer of the Company prior to July 31, 1996.

     (2)  Reflects the portion of the year worked based on salaries of $160,000,
$120,000,   and  $100,000  for  Dr.  Hilsenrath,   Mr.  Klarman,  and  Dr.  Wax,
respectively.

     (3) Pursuant to their employment agreements, Dr. Hilsenrath, Dr. Wax . Mr. Klarman, Mr. Bar and Mr. Rajapakse received options to purchase 1,500,000, 100,000, 150,000, 100,000 and 100,000, respectively, shares of Common Stock. See "Employment and Consulting Agreements."

     (4) Includes (i) the payment of $509 per month for automobile allowance, and (ii) the payment of approximately $1,500 per annum for a life insurance and disability policy for the benefit of Dr. Hilsenrath's beneficiaries. See "Employment and Consulting Agreements."

     (5) Base Salary was increased to $110,000 as of January 1, 1998

     (6) Reflects the portion of the year worked for Labyrinth, based on a salary of $100,000.

               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

====================================================================================================================================

(a)                              (b)                    (c)                      (d)                       (e)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Value of
                                                                                 Number of                  Unexercised
                                                                                 Unexercised Options/SAR's In-The-MoneyOptions/SAR's
                                                                                 Exercisable/              at FY-End ($)
                                 Shares Acquired on                              Unexercisable              Exercisable/
                                 Exercise (#)           Value Realized ($)                                 Unexercisable (1)
                                 ------------                 ------------                                 -----------------
Name

------------------------------------------------------------------------------------------------------------------------------------

Dr. Oliver Hilsenrath                  -                        -                1,500,000/0               1,215,000/0
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

David Klarman                          -                        -                50,000/100,000            40,500/81,000
====================================================================================================================================

Dr. Mati Wax                           -                        -                50,000/50,000             40,500/40,500
------------------------------------------------------------------------------------------------------------------------------------

Abraham Bar                            -                        -                33,333/66,667             10,333/20,667
------------------------------------------------------------------------------------------------------------------------------------

Ravi Rajapakse                         -                        -                33,333/66,667             0/0
====================================================================================================================================

     (1) Based upon the closing price for the Common Stock on March 31, 1998 ($2.81), as reported by a market maker.

Employment and Consulting Agreements

         In April 1997, the Company amended the five year employment agreement it entered into originally with Dr. Hilsenrath in July 1996. Pursuant to the terms of the agreement as amended, Dr. Hilsenrath is Chief Executive Officer and President of the Company and was the President and sole Director of both Labyrinth prior to its consolidation with the Corporation. Dr. Hilsenrath remains the President and sole director of Mantra. The agreement, as amended, provides for an annual salary of $160,000 and increases of 15% per annum for each year remaining in the original five-year term. Upon execution, the Corporation granted Dr. Hilsenrath an option to purchase 1,500,000 shares of Common Stock at an exercise price of $2.00 per share. The Corporation provides Dr. Hilsenrath with an automobile allowance. In addition, the Corporation shall maintain during the full term hereof and at its sole cost and expense, a life insurance policy on Dr. Hilsenrath in the face amount of $1,000,000 payable to his designee. This policy shall include provisions for the payment of up to 18 months of salary to Dr. Hilsenrath in the event that he is disabled. Upon the conclusion of this agreement, all right, title and interest in the policy shall be transferred to Dr. Hilsenrath, and he shall be responsible for any premiums due after such transfer. The agreement restricts Dr. Hilsenrath from competing with the Corporation for a period of two years after the termination of his employment. The agreement provides for severance compensation to be paid to Dr. Hilsenrath if his employment with the Corporation is terminated or if there is a decrease in his responsibilities or duties following a change in control of the Corporation. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to Dr. Hilsenrath during the preceding calendar year. In the event the Corporation wishes to obtain Key Man life insurance on the life of Dr. Hilsenrath, he agrees to cooperate with the Corporation in completing any applications necessary to obtain such insurance and in promptly submitting to such physical examinations and furnishing such information as any proposed insurance carrier may request.

         In August 1996, the Corporation entered into a three year employment agreement with Mr. Klarman, pursuant to which Mr. Klarman receives a salary of $120,000 per annum and was granted an option to purchase 150,000 shares of Common Stock at an exercise price of $2.00 per share, subject to a three year vesting schedule. The employment agreement provides that Mr. Klarman will be General Counsel and Secretary of the Corporation. The agreement also acknowledges that Mr. Klarman shall have the right to represent non-competing companies during the term of the agreement.

         In July 1996, Dr. Mati Wax entered into a three-year employment agreement with the Corporation, pursuant to which Dr. Wax serves as Chief Technology Officer and receives a salary of $100,000 per annum, the option to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share, subject to a three year vesting schedule. As of January 1998 the Corporation and Dr. Wax amended the employment agreement in accordance with the Corporation's merger with Labyrinth. The amended employment agreement provides for the exchange of his 50,000 restricted shares of Labyrinth's common stock for 459,000 shares of the Corporation's Common Stock, subject to a vesting schedule. Additionally, the amended agreement provides for the extension of the agreement on a yearly basis until the shares have vested.

         In July 1996, the Corporation entered into three-year consulting agreements with Ryburn Limited and Crossgar Limited, wherein said companies agreed to render services in introducing the Corporation to potential customers and facilitating relationships with such companies in the United States and the Middle East, initiating strategic alliances and joint ventures, and providing investment and business consulting and advisory services to the Corporation, including the location, evaluation, structuring and financing of business activities. The only compensation given for the services rendered by the consultants is the five-year options to purchase 1,000,000 and 200,000 shares of Common Stock at $2.00 per share, granted by the Corporation to Ryburn Limited and Crossgar Limited, respectively.

         In December 1996, the Corporation entered into a three-year consulting agreement with Dennis Francis, Vice President of Vanguard Cellular Financial Corp., to provide technical assistance in the development of the Corporation's products. Mr. Francis received a five-year option to purchase 50,000 shares of Common Stock at $4.00 per share.

         In January 1997, Ravi Rajapaske entered into a three-year employment agreement with Labyrinth. The agreement was amended in January 1998, in accordance with the merger of Labyrinth with and into the Corporation, pursuant to which the agreement was transferred to the Corporation and Mr. Rajapakse became Vice President of Software Design. Mr. Rajapakse receives a salary of $100,000 per annum, and was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $4.00 per share, subject to a three-year vesting schedule. The amended employment agreement provides for the exchange of his 20,000 restricted shares of Labyrinth's common stock for 183,600 shares of the Corporation's Common Stock, subject to a vesting schedule. Additionally, the amended agreement provides for the extension of the agreement on a yearly basis until the shares have vested.

         In October 1996, Abraham Bar entered into a three-year employment agreement with Labyrinth. The agreement was amended in January 1998, in accordance with the merger of Labyrinth with and into the Corporation, pursuant to which the agreement was transferred to the Corporation and Mr. Bar became Vice President of Hardware Design. Mr. Bar receives a salary of $110,000 per annum, and was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $2.50 per share, subject to a three-year vesting schedule. The amended employment agreement provides for the exchange of his 25,000 restricted shares of Labyrinth's common stock for 229,500 shares of the Corporation's Common Stock, subject to a vesting schedule. Additionally, the amended agreement provides for the extension of the agreement on a yearly basis until the shares have vested.

         In January 1997, the Corporation entered into a three-year consulting agreement with Spencer Corporation, wherein said Corporation agreed to render services in Europe to facilitate relationships with potential customers and initiate strategic alliances and to provide investment and business consulting and advisory services to the Corporation, including the location, evaluation, structuring and financing of business activities. The only compensation given for the services rendered by the consultant is a five-year option to purchase 100,000 shares of Common Stock at $2.50 per share.

     On August 12, 1997, the Corporation entered into a two year consulting agreement with DAEHO Merchandising Inc., Seoul, Korea, whereby DAEHO was retained to perform consulting services including (i) introducing, initiating, and engaging in the process of facilitating relationships with potential customers and strategic partners and (ii) initiating and coordinating a manufacturing effort for the RadioCamera in Asia. As compensation for the services rendered, DAEHO will receive a commission, in cash or in kind, based on any consummated transactions as referred to in (i) above, and 3% of the actual price paid by the Corporation for the manufacture of each RadioCamera purchased by the Corporation in accordance with (ii) above.

Senior Management Incentive Plan

         In December 1997, the Board of Directors and the stockholders of the Corporation adopted the Senior Management Incentive Plan (the "Management Plan"). The Management Plan provides for the issuance of up to an aggregate of 500,000 shares of Common Stock upon exercise of stock options and other rights to executive officers, key employees and consultants to the Corporation.

         The adoption of the Management Plan was prompted by the desire to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Corporation will have at its disposal in rewarding Executive Officers, key employees and consultants who render significant services to the Corporation. Pursuant to the Management Plan, the Board of Directors intends to offer to such persons equity ownership in the Corporation through the grant of stock options and other rights, to enable the Corporation to attract and retain qualified personnel without unnecessarily depleting the Corporation's cash reserves. The Management Plan is designed to augment the Corporation's existing compensation programs and is intended to enable the Corporation to offer a personal interest in the Corporation's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock.

         The Management Plan is intended to attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Corporation's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Corporation. A total of 500,000 shares of Common Stock will be reserved for issuance under the Management Plan. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

         Unless otherwise indicated, the Management Plan is administered by the compensation committee of the Board of Directors. (The Board or such committee shall be referred to in the following description as the "Administrator."). In accordance therewith, all issuance under the Management Plan will be approved by such committee. Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine the recipients of the awards, the nature of the awards to be granted, the dates such awards will be granted, the terms and conditions of awards and the interpretation of the Management Plan, except that any award granted to any employee of the Corporation who is also a Director of the Corporation shall also be subject, in the event the persons serving as members of the Administrator of the Management Plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 (" Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Corporation has not yet determined who will serve on such auxiliary committee, if one is required. The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. The Management Plan may be amended by action of the Board of Directors, except that any amendment which would increase the total number of shares subject to such plan, extend the duration of such plan, materially increase the benefits accruing to participants under such plan, or would change the category of persons who can be eligible for awards under such plan, must be approved by the affirmative vote of a majority of stockholders entitled to vote. The Management Plan permits awards to be made thereunder until November 2004.

         Directors who are not otherwise employed by the Corporation will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stocks options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

         In June 1996, the Corporation's Board of Directors, pursuant to the consent of the then majority stockholder of the Corporation, distributed the shares of common stock of Playco held by the Corporation ("the spin-off distribution"). In addition, the Corporation, as majority stockholder of Playco, prior to, but in contemplation of the spin-off distribution, authorized the conversion of Playco's Series D Preferred Stock owned by the Corporation into 1,157,028 shares of Playco's common stock. This conversion was based on the average closing bid price ($1.21) of Playco's shares for the 90-day period from March 1, 1996 to May 31, 1996.

Merger of Labyrinth

         In March 1998 the Corporation consummated the merger of its 51% owned subsidiary, Labyrinth Communication Technologies Group, Inc. ("Labyrinth"), into the Corporation. In December 1997, the stockholders of the Corporation approved a proposal to acquire the remaining 49% of Labyrinth in exchange for an aggregate of 4,498,200 shares of the Corporation's Common Stock, subject to a vesting schedule, as follows: (i) 20% of the shares issued shall vest one year from issuance; (ii) an additional 40% shall vest upon the successful completion and operation of the RadioCamera in its first major market; and (iii) the remaining 40% shall vest when the Corporation reaches sales of $15,000,000. In addition to the above vesting schedule, the management of Labyrinth is subject to an additional vesting schedule, in accordance with their employment contracts, whereby the shares underlying (i)-(iii) above vest at the rate of 1/3 each year.

         See "Executive Compensation - Employment and Consulting Agreements" for a discussion of the compensation arrangements the Corporation has with its executive officers, directors, and consultants.


                              FINANCIAL INFORMATION

         A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998 WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST THEREFOR SENT TO DAVID S. KLARMAN, SECRETARY, U.S. WIRELESS CORPORATION, 2303 CAMINO RAMON, SAN RAMON CA 94583. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF NOVEMBER 25, 1998, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF THE
CORPORATION'S   COMMON  STOCK   ENTITLED  TO  VOTE  AT  THE  ANNUAL  MEETING  OF
STOCKHOLDERS.

                               II. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein set forth. If any other matter is properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Shareholder Proposals

     Proposals of shareholders intended to be presented at the Corporation's 1998 Annual Meeting of Shareholders must be received by the Corporation on or prior to September 15, 1999 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1999 Annual Meeting of Shareholders.

                                             By Order of the Board of Directors,


                                                                David S. Klarman
                                                                       Secretary

                                                               December 31, 1998


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                               U.S. SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB
                                   (Mark One)

           [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 1998

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             For the transition period from __________ to __________

                         Commission File Number: 0-24742


                            U.S. WIRELESS CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)

               Delaware                                                          13-3704059
              (State of Incorporation)                                  (I.R.S. Employer Identification No.)

            2303 Camino Ramon, Suite 200, San Ramon, California 94583
                    (Address of Principal Executive Offices)

                                 (925) 327-6202
                (Issuer's Telephone Number, Including Area Code)

                                       N/A
              (Former Name, Former Address and Former Fiscal Year,
                          If Changed Since Last Report)



     Check whether the issuer (1) filed all documents and reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes
[X] No [ ]


                      APPLICABLE ONLY TO CORPORATE ISSUERS

     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: Common Stock, par value $.01 per share, 13,556,188 shares outstanding as of September 30, 1998.

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY


                                                         CONTENTS
                                                                                                 Page

PART I.        FINANCIAL INFORMATION


ITEM 1.      Financial Statements

                   Consolidated balance sheets as of September 30, 1998 (unaudited)
                   and March 31, 1998                                                            3

                   Consolidated statements of operations (unaudited) for the three months and six months ended September 30, 1998 and
                   September 30, 1997                                                            4

                   Consolidated statements of cash flows (unaudited) for the six
                   months ended September 30, 1998 and September 30, 1997                        5

                   Notes to financial statements                                                 6


ITEM 2.     Management's Discussion and Analysis of Financial
                  Condition and Results of Operations                                            10

PART II.    OTHER INFORMATION                                                                    14


ITEM 5.         Other Information                                                                14

Signatures                                                                                       15


Part I, Item 1. Financial Statements.

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                  As of September 30, 1998 and March 31, 1998

                                                                                   September 30,      March 31,
                                                                                       1998             1998
                                                                                 ---------------      ---------
                                                                                      (Unaudited)      (Note 1)
                                     ASSETS
Current Assets:
 Cash and cash equivalents .......................................................   $  5,580,753    $  2,285,750
  current assets                                                                            3,500           3,500
                                                                                     ------------   ------------
  Inventory ......................................................................         29,285            --
                                                                                     ------------   ------------
Total Current Assets .............................................................      5,610,038       2,285,750
Equipment, improvements and fixtures, net
 of accumulated depreciation and amortization ....................................        531,902         399,896

Other assets .....................................................................         25,035          25,035
                                                                                     ------------   ------------

         Total assets ............................................................   $  6,166,975    $  2,710,681
                                                                                     ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses ..........................................   $    226,921    $    252,708
 Obligations under capital leases, current .......................................         15,192          15,192
                                                                                     ------------   ------------

         Total current liabilities ...............................................        242,213         267,900
                                                                                     ------------   ------------

 Obligations under capital leases, noncurrent ....................................         26,500          39,118
                                                                                     ------------   ------------

         Total liabilities .......................................................        268,613         307,018
                                                                                     ------------   ------------

Minority interest in subsidiary ..................................................        170,449         195,305
                                                                                      -----------   ------------

Stockholders' equity:
 Series A Preferred stock, $.01 par value, 300,000 shares authorized; issued and outstanding at September 30, 1998
   70,000 shares .................................................................            700            --
 Common stock,$.01 par value, 40,000,000 shares
   authorized; issued and outstanding at September 30, 1998
   13,556,301 shares; at March 31, 1998, 11,823,444 shares .......................        135,563         118,234

 Additional paid-in capital ......................................................     25,309,532      19,912,890

 Unearned compensation ...........................................................       (503,198)       (761,438)

 Accumulated deficit .............................................................    (19,214,684)    (17,061,328)
                                                                                      ------------   ------------
         Total stockholders' equity ..............................................      5,727,913       2,208,358
                                                                                      ------------   ------------
         Total liabilities and stockholders' equity ..............................   $  6,166,975    $  2,710,681
                                                                                      ============   ============


      See accompanying notes to consolidated condensed financial statements

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                    Six Months Ended                 Three Months Ended
                                                     Sept 30,       Sept 30,          Sept 30,     Sept 30,
                                                   1998            1997            1998              1997
                                                   ----            -----           ----              ----


Net sales ....................................   $       --      $       --      $       --      $       --
                                                 ------------    ------------    ------------    ------------
Costs and expenses:
  Operating expenses .........................      2,346,069       1,655,724       1,227,465         911,843
                                                 ------------    ------------    ------------    ------------

Loss before other income and minority interest
  in net losses of continuing subsidiary .....     (2,346,069)     (1,655,724)     (1,227,465)       (911,843)

Other income:
  Interest income ............................        167,857         114,502         133,452          49,508
                                                 ------------    ------------    ------------    ------------

Loss before minority interest in
    net loss of subsidiary ...................     (2,178,212)     (1,541,222)     (1,094,013)       (862,335)

Minority interest in net loss of subsidiary ..         24,856          26,547            (381)         20,341
                                                 ------------    ------------    ------------    ------------

Net loss .....................................   $ (2,153,356)   $ (1,514,675)   $ (1,094,394)   $   (841,994)
                                                                 ============    ============    ============

Basic and diluted loss per
       common equivalent share: ..............   $       (.17)   $       (.21)   $       (.08)   $       (.11)
Loss before minority interest
       in net loss of subsidiaries
Minority interest in net loss of subsidiary ..           --                .-            --              --
                                                 ------------    ------------    ------------    ------------

Basic and diluted net loss
 Per Common Equivalent Share .................   $       (.17)   $       (.21)   $       (.08)   $       (.11)
                                                 ============    ============    ============    ============

Weighted average number of
  common shares outstanding ..................     12,978,682       7,325,245      13,556,301       7,325,245
                                                 ============    ============    ============    ============










      See accompanying notes to consolidated condensed financial statements

                     U.S WIRELESS CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                           Increase (Decrease) in Cash

                                                                     Six Months Ended
                                                               Sept 30,       Sept 30,
                                                                 1998          1997
                                                             ----------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net loss ................................................   $(2,153,356)   $(1,514,675)
 Adjustments to reconcile net loss to cash (used)
  for operating activities:
  Depreciation ...........................................       125,000        113,167
  Minority interest in net losses of subsidiary ..........       (24,856)       (26,547)
  Amortization of unearned compensation ..................       258,240        258,240

 Increase (Decrease) from changes in assets and
  liabilities:
   Increase in inventory .................................       (29,285)          --
  Accounts payable and accrued expenses ..................       (25,787)      (101,138)
                                                             -----------    -----------
                  Net cash (used) for operating activities    (1,850,044)    (1,270,953)
                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of equipment, improvements and fixtures ....      (257,006)      (287,395)
                                                             -----------    -----------

         Net cash used for investing activities ..........      (257,006)      (287,395)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations ..................       (12,618)       (12,618)
  Proceeds from issuance of preferred stock ..............     5,389,312           --
  Issuance of common shares ..............................        25,359           --
                                                             -----------    -----------
Net cash (used) for financing activities .................     5,402,053        (12,618)
----------------------------------------------------------   -----------    -----------

NET INCREASE(DECREASE) IN CASH
  AND CASH EQUIVALENTS ...................................     3,295,003     (1,570,966)

 Cash, beginning of period ...............................     2,285,750      5,328,781
                                                             -----------    -----------

  Cash, end of period ....................................   $ 5,580,753    $ 3,757,815
                                                             ===========    ===========

Supplemental disclosure of cash flow information:
   Interest paid .........................................   $      --      $      --
   Taxes paid ............................................   $     1,248    $     4,800








      See accompanying notes to consolidated condensed financial statements

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1- BASIS OF PRESENTATION:

 The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB. Accordingly, they dot include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the interim financial statements include all adjustments considered necessary for a fair presentation of the Company s financial position, results of operations and cash flows for the six months ended September 30, 1998. These statements are not necessarily indicative of the results to be expected for the full fiscal year. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report Form 10-KSB for the fiscal year ended March 31, 1998 as filed with the Securities and Exchange Commission.

NOTE 2- ORGANIZATION:

     Consolidation  of  Labyrinth   Communication   Technologies   Group,   Inc.
("Labyrinth")

     In March 1998, the Company consummated the consolidation of its subsidiary, Labyrinth, with and into the Company. In accordance with exchange offers submitted to the stockholders of Labyrinth representing the 49% minority interest in Labyrinth, the Company exchanged 4,498,200 shares of its common stock for 490,000 shares of common stock of Labyrinth. The shares of Common Stock issued in accordance with the exchange, are subject to the following vesting schedule:

     20% of shares vest one year from issuance 40% of shares vest upon successful completion and operation of Labyrinth's primary product in a major market. 40% of the shares shall vest when the Company achieves cumulative sales of $15million.

In addition to the above vesting schedule, the shares issued to the former management of Labyrinth is subject to an additional vesting schedule, in accordance with their employment contracts and restricted share agreements, which were simultaneously amended in accordance with the exchange, whereby the shares underlying (i)-(iii) above vest at the rate of 1/3 each year, commencing with each individuals employment.


In accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 16, and interoperations thereof, this acquisition of minority interest was accounted for using the purchase method of accounting. As of September 30, 1998, 829,252 shares of the Company's Common Stock have vested as defined by the Exchange Offer, and have been issued to former Labyrinth stockholders. The remaining 3,668,948 shares of the Company's Common Stock provided for in the exchange have not yet vested and are currently held in escrow pending vesting. Shares of the Company's Common Stock that do not vest shall be cancelled and returned to the Company's treasury as unissued Common Stock.

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 3- EQUIPMENT, IMPROVEMENTS AND FIXTURES:

Equipment, improvements and fixtures, net at September 30, 1998 and March 31, 1998 consisted of the following:

                                                      Sept 30,         March 31,
                                                        1998              1998

Furniture, fixtures and equipment                     $906,550         $649,544

Less: accumulated depreciation and amortization       (374,648)        (249,648)
                                                      ---------        ---------
                                                       $531,902        $399,896

NOTE 4- STOCK OPTIONS:

During the year ended March 31, 1998, the Company issued Common Stock options to its employees and to various consultants performing services for the Company.

The options granted to employees vest over three years, expire five years from the date of the grant and have exercise prices ranging from $2 to $5 per share. Substantially all of the options granted to consultants vest immediately, expire five years from the date of grant and have exercise prices ranging from $2 to $4.25 per share. On September 30, 1998, there were options to purchase up to an aggregate of approximately 5,130,000 shares of Common Stock granted to executive officers, directors, employees and consultants, subject to various vesting schedules. The value of the options granted was established by the difference between the exercise price and the fair market value of the options issued on the dates of grant, were accounted for as unearned compensation and amortized and expensed over the related vesting periods. During each of the six month periods ended September 30, 1998 and 1997, $258,240 of unearned compensation was amortized to expense. The remaining unamortized balance of unearned compensation at September 30, 1998 was $503,198 as reflected in the accompanying balance sheet.

NOTE 5- PREFERRED STOCK:

The Company has authorized the issuance of 1,000,000 shares of Preferred Stock of which 400,000 have been designated as Series A Preferred Stock. As of September 30, 1998 70,000 shares of Series A Preferred Stock have been issued and are currently outstanding. See Notes 7 and 8. The balance of the authorized shares of Preferred Stock are subject to designation of their rights and preferences to be determined by the Company's Board of Directors. The Series A Preferred shares have a cumulative dividend of 6% per annum, payable in cash or shares of Series A Preferred Stock, at the option of the Company. The shares are convertible into shares of the Company's Common Stock, commencing 90 days from issuance at a conversion rate of $2.95 per share. Each share of Series A Preferred Stock has a liquidation preference of $20.00 per share, plus accrued and unpaid dividends.

The Series A Preferred Stock is redeemable by the Company at any time, at a redemption price of $20.00 per share, upon the earlier of (i) three years from issuance and (ii) upon the closing price for the Common Stock being $8.00 for any consecutive 30 day period ending on the date that the Company gives notice of redemption to the holders. The Company shall give the holders, 20 days' prior notice, during which time the shares of Series A Preferred Stock shall be convertible into shares of Common Stock

                    U.S. WIRELESS CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 6- YEAR 2000 COMPUTER ISSUE:

The Company does not believe that the impact of the year 2000 computer issue will have a significant impact on its operations or financial position. Furthermore, the Company does not believe that it will be required to significantly modify its internal computer systems or products currently under development due to the year 2000 issue. However, if internal systems do not correctly recognize date information when the year changes to 2000, there could be adverse impact on the Company's operations. Furthermore, there can be no assurance that another entity's failure to ensure year 2000 capability would not have an adverse effect on the Company.

NOTE 7- PRIVATE PLACEMENT:

In June 1998 the Company consummated a private equity financing, aggregating in excess of $5 million through Gerard Klauer Mattison & Co., Inc., New York, New York, as its placement agent. The Company sold shares of its Series A Preferred Stock and shares of Common Stock. The placement agent received a commission of $150,000 and options to purchase 220,000 shares of Common Stock, one-half at an exercise price of $4.00 per share and the balance at $5.00 per share.

NOTE 8- JOINT VENTURE AGREEMENT:

     On July 31, 1998 the Company entered into a joint venture agreement with Anam Instruments, Inc. a Korean corporation, ("ANAM") whereby the Company and ANAM formed Wireless Technology, Inc. ("WTI"), a corporation duly organized and having offices in the Republic of Korea. WTI was formed as a joint venture for the purposes of developing a Code Division Multiple Access "CDMA" interface for the RadioCamera, manufacturing and producing the RadioCamera and marketing and distribution the RadioCamera in Korea and potentially other Asian countries.

The joint venture establishes a two phase initial funding for operations totaling $3,500,000, with the initial phase having been completed to date and the balance of the project's funding scheduled for the fourth quarter of this year. The Company received an investment of $400,000 from ANAM, for 20,000 shares of Series A Preferred Stock. The proceeds of the investment were used by the Company as a capital investment in WTI. In addition, ANAM invested $800,000 directly into WTI.

Item 2.           Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

U.S.  Wireless  Corporation  (the  "Company") was  incorporated  in the State of
 Delaware in February 1993. Until March 1998, the Company had two subsidiaries, Labyrinth Communication Technologies Group, Inc. ("Labyrinth") and Mantra Technologies, Inc. ("Mantra"). In January 1998, the Company submitted an exchange offer to the holders of the 49% minority interest in Labyrinth, which exchange was effected in March 1998, upon which Labyrinth was consolidated with and into the Company. Due to the consolidation of Labyrinth, the results from operations for the six months ended September 30, 1998 has been adjusted to eliminate the minority interest, which is not provided within the comparison information for the six months ended September 30, 1997. There is no change in focus or operations of the Company as a result of the consolidation. The comparison information for the periods does continue to reflect the Company's one subsidiary, Mantra.

Statements contain herein which are not historical facts may be considered forward looking information with respect to plans, projections or future performance of the Company as defined under the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those projected.

Results Of Operations:

Three months ended September 30, 1998 compared to the three months ended September 30, 1997:

During the three months ended September 30, 1998 and the three months ended September 30, 1997, the Company recorded no revenues from operations, as the Company's products are still under development.

The Company did report consolidated operating expenses of $1,227,465 during the three months ended September 30, 1998 as compared to $911,843 for the three months ended September 30, 1997. The increase is related additional costs incurred relative to both the continuance of operations as well as continued research, product development and refinement and field testing operations. During this period, the Company commenced the deployment of the RadioCamera in accordance with its Beta testing and evaluation agreement with Bell Atlantic Mobile in Baltimore, Maryland and expanded its operations in Billings, Montana with Western Wireless. In addition, the Company commence its development of CDMA and Time Division Multiple Access "TDMA" interfaces for the RadioCamera.

Six months ended September 30, 1998 compared to the six months ended September 30, 1997:

During the six months ended September 30, 1998 and the six months ended September 30, 1997, the Company recorded no revenues from operations, as the Company's products are still under development.

The Company did report consolidated operating expenses of $2,346,070 during the six months ended September 30, 1998 as compared to $1,655,724 for the six months ended September 30, 1997. The increase is related additional costs incurred relative to both the continuance of operations as well as continued research, product development and refinement and field testing operations. During this period, the Company commenced the deployment of the RadioCamera in accordance with its Beta testing and evaluation agreement with Bell Atlantic Mobile in Baltimore, Maryland and expanded its operations in Billings, Montana with Western Wireless. In addition, the Company commenced its development of CDMA and TDMA interfaces for the RadioCamera.

Research and Development-Future Operations

The Company continues to increase its research, development and field testing and trial operations, as well as its marketing operations. During the quarter the Company commenced its joint beta field trials with Bell Atlantic Mobile in Baltimore, Maryland and set up an end to end fully operational live E9-1-1 demonstration in Billings, Montana, which linked the RadioCamera system within the Western Wireless network to a Billings, Montana public safety access point. In addition, during the quarter the Company entered into testing and evaluation agreements for beta trials with GTE Mobile and Nextel Communications, Inc.

The Company has accelerated its development of CDMA and TDMA interfaces for the RadioCamera and wireless caller location system. Regarding the CDMA interface, during the quarter, the Company obtained a development license from Qualcomm Incorporated for the CDMA development. Under this agreement, Qualcomm will provide the CDMA technology, technical assistance, and access to components and equipment. The agreement also provides for a cross-license of each party's technology, subject to terms and conditions to be negotiated by the parties.

In July 1998 the Company entered into a joint venture agreement with Anam Instruments, Inc. a Korean corporation, ("ANAM") whereby the Company and ANAM have formed Wireless Technology, Inc. ("WTI"), a corporation duly organized and having offices in the Republic of Korea. The joint venture establishes a two phase initial funding for operations totaling $3,500,000, with the initial phase having been completed to date and the balance of the project's funding scheduled for the fourth quarter of this year. The Company received an investment of $400,000 from ANAM, for 20,000 shares of Series A Preferred Stock. The proceeds of the investment were used by the Company as a capital investment in WTI. In addition, ANAM invested $800,000 directly into WTI.

The Company will continue its research, development and field testing operations in order to develop a fully operational location system for deployment and to develop modifications for additional standards during the next 12 months. Management estimates research and development expenditures for the year ending March 31, 1999 will approximate $4,000,000.

Liquidity and Capital Resources

At September 30, 1998, the Company reported working capital of $5,367,825. The Company had $5,580,753 in business checking and money market accounts. The Company believes that its available cash as of September 30, 1998 will be sufficient to fund its operating needs for the next 12 - 18 months. In June 1998, the Company consummated a private equity financing, aggregating $5.13 million of which a commission of $150,000 was paid to the placement agent.

In July 1998, the Company entered into a joint venture with ANAM. The joint venture establishes a two phase initial funding for operations totaling $3,500,000, with the initial phase of $1.2 million having been completed to date and the balance of the project's funding scheduled for the fourth quarter of this year.

In September 1998, the Company's subsidiary, Mantra, entered into a licensing agreement with LookSmart Ltd. Mantra, using its Context Synthesistm technology, developed a strategic application for LookSmart and its partners to enhance the quality of text searches into LookSmart's web directories.

Trends Affecting Liquidity, Capital Resources and Operations:

As the nature of the Company's operations are currently development stage operations, management is currently not aware of any trends that may affect its liquidity, capital, resources and operations, other than the lack of additional funding when necessary for operations and delays in the commercialization of the Company's product in the marketplace. The Company's future operations could be adversely affected if the Company's timetable for the development, marketing and manufacturing of its products exceeds the available capital resources. The primary expenses of its operations will include the salaries of its executive officers, management and employees who comprise the research, development, field operations, marketing, carrier relations, and corporate communications teams. Depending on the demand for its products, the Company anticipates requiring additional financing in the future. The Company's limited resources, in addition to its anticipated continued research, development and testing may cause significant strain on the Company's management, technical, financial and other resources. Research and development activities, as well as marketing expenses, are expected to be financed with funds raised through the Company's offerings of its securities. There can be no assurances that additional funding will be available to the Company when needed or if available on terms acceptable to the Company.

Inflation and Seasonality

Inflation and seasonality are currently not expected to have a material effect on the Company's liquidity, capital resources and operating activities.

Year 2000 Computer Issue

The Company does not believe that the impact of the year 2000 computer issue will have a significant impact on its operations or financial position. Furthermore, the Company does not believe that it will be required to significantly modify its internal computer systems or products currently under development. However, if internal systems do not correctly recognize date information when the year changes to 2000, there could be adverse impact on the Company's operations. Furthermore, there can be no assurance that another entity's failure to ensure year 2000 capability would not have an adverse effect on the Company.

                                     PART II


Item 1.           Legal Proceedings:  None

Item 2.           Changes in Securities and Use of Proceeds:   None

Item 3.           Defaults Upon Senior Securities:  None

Item 4.           Submission of Matters to a Vote of Security Holders: None

Item 5.           Other Information:

         Private Placement

                  In June 1998 the Company consummated a private equity financing, aggregating in excess of $5 million through Gerard Klauer Mattison & Co., Inc., New York, New York, as its placement agent. The Company offered shares of a series of preferred stock, the Series A Preferred Stock and shares of Common Stock. The placement agent received a commission of $150,000 and options to purchase 220,000 shares of Common Stock, one-half at $4.00 per share and the balance at $5.00 per share. The securities sold in this offering are a part of the securities registered for resale in this offering. The proceeds of the offering are being used to (i) commence the Bell Atlantic field trials in Baltimore, Maryland (ii) commence the development of interfaces for the RadioCamera for the CDMA and TDMA digital standards and (iii) for general working capital.

         Joint Venture with Anam Instruments, Inc.

     The Company entered into a Joint Venture Agreement with Anam Instruments, Inc. ("ANAM") and has consummated the formation of Wireless Technology, Inc. ("WTI") a Korean corporation, as a jointly owned company. The agreement provides the Company with an Asian partner for the manufacture, marketing and distribution of the RadioCameraTM and location based services in Asia. The joint venture establishes a two phase initial funding for operations totaling $3,500,000, with the initial phase having been completed to date and the balance of the project's funding scheduled for the fourth quarter of this year.

     Since August 1998, U.S. Wireless has been developing a Code Division Multiple Access (CDMA) version of the Company's RadioCamera wireless caller-location system. In addition to funding, ANAM provides WTI with technical, manufacturing and marketing expertise. The Company and WTI plan to commence outdoor field trials of the CDMA RadioCamera during the first quarter of calendar 1999.

Item 6.           Exhibits and Reports on Form 8-K:  None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           U.S. Wireless Corporation
                                           (Registrant)


November 6, 1998                      By:  \s\ Dr. Oliver Hilsenrath
Date                                       Dr. Oliver Hilsenrath
                                           Chief Executive Office